Schedule 1
NORTHERN NEW ENGLAND GAS CORPORATION AND SUBSIDIARIES
Consolidating Information - Balance Sheet
September 30, 2003

Assets	NNEGC	VGS	NNEIC	Eliminations	Total
	------------	------------	------------	--------------	------------

Utility plant:
Utility plant in service	3,513,448	95,374,345	-	-	98,887,793
Less accumulated depreciation an amortization	(2,684,050)	(36,661,363)	-	-	(39,345,413)
	------------	------------	------------	------------	------------
	829,398	58,712,982	-	-	59,542,380
Construction work in progress	-	1,540,148	-	-	1,540,148
	------------	------------	------------	------------	------------
Net utility plant	829,398	60,253,130	-	-	61,082,528
	------------	------------	------------	------------	------------

Current assets:
Cash and cash equivalents	2,097,209	332,961	1,143,104	-	3,573,274
Trade accounts receivable, net	-	2,314,258	-	-	2,314,258
Fuel inventory	-	5,525,913	-	-	5,525,913
Materials and supplies	-	509,874	-	-	509,874
Prepaid expenses	1,850	101,380	-	-	103,230
Other receivables	-	488,868	-	-	488,868
Due from related parties	9,850,000	1,084,600	8,167,793	(19,102,393)	-
Derivative financial instrument, at fair market value	-	3,743,110	-	-	3,743,110
Deferred tax assets	-	-	172,400	(172,400)	-
	------------	------------	------------	------------	------------
Total current assets	11,949,059	14,100,964	9,483,297	(19,274,793)	16,258,527
	------------	------------	------------	------------	------------
Regulatory and other assets:
Investment in:
Vermont Gas Systems	11,035,404	-	-	(11,035,404)	-
NNE Investment Company	4,068,537	-	-	(4,068,537)	-
Joint venture	-	-	45,660,132	-	45,660,132
Demand side management program, net	-	2,385,557	-	-	2,385,557
Deferred gas costs	-	1,338,962	-	-	1,338,962
Unamortized debt expense, net	-	201,322	-	-	201,322
Other deferred charges	-	841,495	695,093	-	1,536,588
Deferred tax asset	136,000	-	-	(136,000)	-
Other assets	-	1,061,217	-	-	1,061,217
	------------	------------	------------	------------	------------
Total regulatory and other assets	15,239,941	5,828,553	46,355,225	(15,239,941)	52,183,778
	------------	------------	------------	------------	------------
Total assets	28,018,398	80,182,647	55,838,522	(34,514,734)	129,524,833
	========	========	========	========	========

See accompanying independent auditors' report on supplementary information.

Capitalization and Liabilities	NNEGC	VGS	NNEIC	Eliminations	Total
	------------	------------	------------	--------------	------------

Capitalization:
Common stock - $1 par value	5,000	100	100	(200)	5,000
Common stock - nonvoting	3,998,791	-	-	-	3,998,791
Additional paid-in capital	6,227,317	5,600,765	6,338,706	(11,939,471)	6,227,317
Retained earnings (deficit)	(1,474,344)	33,684,457	(5,660,700)	(3,164,271)	23,385,142
Accumulated other comprehensive income, net	-	2,229,610	-	-	2,229,610
	------------	------------	------------	------------	------------
Total stockholder's equity	8,756,764	41,514,932	678,106	(15,103,942)	35,845,860
	------------	------------	------------	------------	------------
Advances from related party	-	-	48,096,416	(9,850,000)	38,246,416
Long-term debt, excluding current installments	-	10,000,000	-	-	10,000,000
	------------	------------	------------	------------	------------
Total capitalization	8,756,764	51,514,932	48,774,522	(24,953,942)	84,092,276
	------------	------------	------------	------------	------------

Current liabilities:
Bank lines of credit	-	10,275,000	-	-	10,275,000
Current installments of long-term debt	10,200,000	-	-	-	10,200,000
Accounts payable	-	4,918,715	-	-	4,918,715
Customer deposits	-	1,477,988	-	-	1,477,988
Accrued expenses	155,977	2,537,964	-	-	2,693,941
Due to related parties	8,698,894	553,498	-	(9,252,392)	-
Deferred tax liabilities	-	449,400	-	(172,400)	277,000
	------------	------------	------------	------------	------------
Total current liabilities	19,054,871	20,212,565	-	(9,424,792)	29,842,644

Deferred tax liabilities	-	6,913,300	7,064,000	(136,000)	13,841,300
Deferred credits and other long-term liabilities	206,763	1,541,850	-	-	1,748,613
	------------	------------	------------	------------	------------
Total liabilities	19,261,634	28,667,715	7,064,000	(9,560,792)	45,432,557
	------------	------------	------------	------------	------------
Total capitalization and liabilities	28,018,398	80,182,647	55,838,522	(34,514,734)	129,524,833
	========	========	========	========	========

Schedule 2
NORTHERN NEW ENGLAND GAS CORPORATION AND SUBSIDIARIES
Consolidating Information - Income and Retained Earnings
Year ended September 30, 2003

NNEGC	VGS	NNEIC	Eliminations	Total
------------	------------	------------	--------------	------------

Operating revenue:
Natural gas sales	-	62,774,245	-	-	62,774,245
Other	-	1,706,254	-	-	1,706,254
	------------	------------	------------	------------	------------
Net operating revenue	-	64,480,499	-	-	64,480,499
	------------	------------	------------	------------	------------

Operating expenses:
Natural gas purchased	-	40,197,056	-	-	40,197,056
Operations, maintenance, and other	-	3,524,673	-	-	3,524,673
Selling, administration, and marketing	325,582	7,623,682	30,002	-	7,979,266
Depreciation and amortization, including loss on sale of utility plant	140,532	4,870,446	45,192	-	5,056,170
Taxes on income	(294,431)	2,970,349	1,194,917	-	3,870,835
	------------	------------	------------	------------	------------
Total operating expenses	171,683	59,186,206	1,270,111	-	60,628,000
	------------	------------	------------	------------	------------
Operating income (loss)	(171,683)	5,294,293	(1,270,111)	-	3,852,499
	------------	------------	------------	------------	------------

Other (income) expenses:
Interest expense	380,853	871,100	3,488,609	-	4,740,562
Other income	(60,808)	(32,332)	(19,902)	-	(113,042)
Loss on interest in joint venture	-	-	(6,545,568)	-	(6,545,568)
	------------	------------	------------	------------	------------
Total other (income) expenses, net	320,045	838,768	(3,076,861)	-	(1,918,048)
	------------	------------	------------	------------	------------
Net income (loss)	(491,728)	4,455,525	1,806,750	-	5,770,547

Retained earnings (deficit) at beginning of year	(4,784,616)	33,030,932	(7,467,450)	(3,164,271)	17,614,595
Dividends received (paid)	3,802,000	(3,802,000)	-	-	-
	------------	------------	------------	------------	------------
Retained earnings (deficit) at beginning of year	(1,474,344)	33,684,457	(5,660,700)	(3,164,271)	23,385,142
	========	========	========	========	========

See accompanying independent auditors' report on supplementary information.

Schedule 4
NORTHERN NEW ENGLAND GAS CORPORATION AND SUBSIDIARIES
Consolidating Information - Cash Flows
Year ended September 30, 2003

NNEGC	VGS	NNEIC	Eliminations	Total
------------	------------	------------	--------------	------------

Cash flows from operating activities:
Net income (loss)	(491,728)	4,455,525	1,806,750	-	5,770,547
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	140,532	4,777,083	45,192	-	4,962,807
Amortization of deferred gas costs	-	1,194,364	-	-	1,194,364
Loss from sale of utility plant	-	93,363		-	93,363
Deferred income taxes	(21,200)	1,084,600	2,690,100	-	3,753,500
Gain on interest in joint venture	-	-	(6,545,568)	-	(6,545,568)
Changes in operating assets and liabilities:
Decrease in trade accounts receivable, net	-	104,062	-	-	104,062
Decrease in fuel inventory	-	1,260,970	-	-	1,260,970
Decrease in materials and supplies	-	(31,441)	-	-	(31,441)
Decrease (increase) in prepaid expenses	(1,850)	28,050	-	-	26,200
Decrease in other receivables	2,186,933	767,934	-	-	2,954,867
Decrease (increase) in due (to) from related parties	3,504,401	(2,187,531)	(1,316,870)	-	-
Increase in other deferred charges	-	(467,699)	-	-	(467,699)
Increase in other assets	-	(217,475)	-	-	(217,475)
Increase (decrease) in accounts payable and accrued expenses	(718,806)	840,031	-	-	121,225
Decrease in customer and security deposits	-	(34,007)	-	-	(34,007)
Decrease in due to related parties	-	-	(82,650)	-	(82,650)
Increase (decrease)in deferred credits and other liabilities	7,500	(162,551)	-	-	(155,051)
	------------	------------	------------	------------	------------
Net cash provided by (used in) operating actvities	4,605,782	11,505,278	(3,403,046)	-	12,708,014
	------------	------------	------------	------------	------------

Cash flows from investing activities:
Capital expenditures	-	(7,416,243)	-	-	(7,416,243)
Proceeds from sale of utility plant	-	33,267	-	-	33,267
Demand side management expenditures	-	(658,660)	-	-	(658,660)
Distribution from joint venture	-	-	3,925,400	-	3,925,400
Investment in joint venture	-		(11,021,572)	-	(11,021,572)
	------------	------------	------------	------------	------------
Net cash used in investing activities	-	(8,041,636)	(7,096,172)	-	(15,137,808)
	------------	------------	------------	------------	------------

Cash flows from financing activities:				-
Net repayments on lines of credit	-	(1,725,000)	-	-	(1,725,000)
Divendends received (paid)	3,802,000	(3,802,000)	-	-	-
Advances from Parent	(9,850,000)	-	11,642,322	-	1,792,322
	------------	------------	------------	------------	------------
Net cash provided by (used in) financing activities	(6,048,000)	(5,527,000)	11,642,322	-	67,322
	------------	------------	------------	------------	------------
Net increase (decrease) in cash and cash equivalents	(1,442,218)	(2,063,358)	1,143,104	-	(2,362,472)

Cash and cash equivalents at beginning of year	3,539,427	2,396,319	-	-	5,935,746
	------------	------------	------------	------------	------------
Cash and cash equivalents at end of year	2,097,209	332,961	1,143,104	-	3,573,274
	========	========	========	========	========

See accompanying independent auditors' report on supplementary information.